                                                                    Exhibit 99.1
                                                                    ------------

[Record Number of Shares will appear here]

                            UNITED TRANSNET, INC.
              1080 HOLCOMB BRIDGE ROAD, BUILDING 200, SUITE 140
                           ROSWELL, GEORGIA  30076
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints PHILIP A. BELYEW, RONALD J. BAROWSKI and GEORGE E. GLASER, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes a majority of them, or any one if only one be present, to represent and to vote, as designated below, all the Common Stock, $.001 par value per share, of United TransNet, Inc. held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Special Meeting of Stockholders to be held on November 7, 1996 or any adjournments thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this proxy will be voted FOR the following Proposal:

        Approval and adoption of the Agreement and Plan of Merger, dated as of September 10, 1996, by and among Corporate Express, Inc., Bevo Acquisition Corp., Inc., a wholly owned subsidiary of Corporate Express, Inc. and United TransNet,Inc., pursuant to which each share of United TransNet, Inc. common stock will be converted into forty-five one hundredths (.45) of one share of common stock of Corporate Express, Inc.

                                   [_] FOR       [_] AGAINST     [_] ABSTAIN


                                                Dated:             , 1996
                                                       ------------


                                                --------------------------------
                                                          (Signature)


                                                --------------------------------
                                                   (Signature if held jointly)


Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer or if a partnership please sign in partnership name by an authorized person.